Exhibit 10.1 CONFORMED COPY
Dated 2 May 2007

Shire plc
and
ABN AMRO Bank N.V. and NM Rothschild & Sons Limited (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture)
and
Barclays Bank PLC
and
Citigroup Global Markets Limited
and
Goldman Sachs International
and
Morgan Stanley & Co. International plc
and
Others

SUBSCRIPTION AGREEMENT

U.S.$1,000,000,000
2.75 per cent Convertible Bonds due 2014
(subject to an increase by up to a further U.S.$100,000,000 pursuant to the exercise of an over-allotment option described herein)
convertible into ordinary shares of Shire plc

Linklaters

Ref: CJXW/AKG

Linklaters LLP

Shire plc (the “Issuer”)
U.S.$1,000,000,000
2.75 per cent Convertible Bonds due 2014
(subject to an increase by up to a further U.S.$100,000,000 pursuant to the exercise of an over-allotment option described herein)

Subscription Agreement

To:
ABN AMRO Bank N.V. and NM Rothschild & Sons Limited (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture) (“ABN AMRO Rothschild”);
Barclays Bank PLC (“Barclays”);
Citigroup Global Markets Limited (“Citi”);
Goldman Sachs International (“Goldman Sachs International”);
Morgan Stanley & Co. International plc (“Morgan Stanley” and together with ABN AMRO Rothschild, Barclays, Citi and Goldman Sachs International, the “Joint Lead Managers”);

Deutsche Bank AG and The Royal Bank of Scotland plc, (together with the Joint Lead Managers, the “Managers”),

c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB

2 May 2007

Dear Sirs

Shire plc (the “Issuer”) proposes, on and subject to the terms and conditions stated herein, to issue to the Managers an aggregate of U.S.$1,000,000,000 in principal amount of 2.75 per cent Convertible Bonds due 2014 (the “Firm Securities”) convertible into fully paid ordinary shares of par value £0.05 each (the “Shares”) of the Issuer and to grant the Joint Lead Managers an option as described in Clause 1.2 to subscribe up to a further U.S.$100,000,000 of such Convertible Bonds due 2014 solely to cover over-allotments (the “Optional Securities”, the Firm Securities and any Optional Securities to be issued, being together referred to herein as the “Securities”, which expression shall, unless the context otherwise requires, include the temporary and permanent global securities referred to in Clause 5.2). The Securities are to be constituted by, and will have the benefit of, a trust deed (the “Trust Deed”) between the Issuer and BNY Corporate Trustee Services Limited (the “Trustee”), expected to be dated 9 May 2007.

The issued Shares are listed on the official list (the “Official List”) of the Financial Services Authority in its capacity as competent authority (the “UK Listing Authority”) under the Financial Services and Markets Act 2000 (“FSMA”) and admitted to trading on the EEA Regulated Market (the “Regulated Market”) of the London Stock Exchange plc (the “London Stock Exchange”) and the Shares to be issued upon conversion of the Securities will be listed on the Official List and admitted to trading on the Regulated Market.

The Jersey Preference Shares (as defined in Clause 1.1 below) will be subscribed by the Managers pursuant to the terms of a share subscription agreement in the agreed form expected to be dated the date hereof (the “Share Subscription Agreement”).

This Agreement, the Trust Deed, the Agency Agreement (as referred to below) and the Share Subscription Agreement are together referred to herein as the “Contracts”.

1	Subscription of the Securities

1.1
Issue and Purchase of Securities: On the terms and subject to the conditions of this Agreement, the Issuer agrees to issue the Firm Securities to the Managers and, to the extent of the exercise of the Over-allotment Option (as defined in Clause 1.2), the Optional Securities to the Joint Lead Managers and in each case to procure that the Securities will be validly issued in a form complying with the requirements of the Trust Deed. The Managers, in respect of the Firm Securities, and the Joint Lead Managers, in respect of the Optional Securities, severally, but not jointly, agree to:

1.1.1	procure subscribers for, failing which to subscribe, the Firm Securities, in the respective amounts set out opposite their names in Part A of Schedule 1 hereto;

1.1.2
procure subscribers for, failing which to subscribe, the Optional Securities, to the extent of the exercise of the Over-allotment Option, in the respective amounts set out opposite their names in Part B of Schedule 1 hereto;

1.1.3
satisfy the consideration for the Firm Securities at a price equal to 100 per cent. of their principal amount (the “Issue Price”) on 9 May 2007, or such later date as the Issuer and the Joint Lead Managers on behalf of the Managers may agree (the “Closing Date”) in the manner provided below; and

1.1.4	satisfy the consideration for any Optional Securities at the Issue Price on the Closing Date in the manner provided below.

The consideration for the issue of the Firm Securities to each of the Managers as aforesaid will be the delivery by each such Manager to the Issuer (or as the Issuer may direct) of the number of fully paid fixed rate no par value redeemable preference shares (the “Jersey Preference Shares”) in the capital of Shire Jersey Limited (“Jersey Co”) set out opposite its name in Part A of Schedule 1 hereto. The consideration for the issue of any Optional Securities to the Joint Lead Managers will be the delivery by each such Joint Lead Manager of the number of Jersey Preference Shares as is determined in accordance with Part B of Schedule 1 hereto. Delivery of Jersey Preference Shares shall be made by delivery of an executed instrument of transfer in respect thereof (together with any certificate or certificates issued in respect thereof) to the Issuer (or as the Issuer may direct).

1.2
Over-allotment Option: On the terms and subject to the conditions of this Agreement, the Issuer hereby grants to the Joint Lead Managers an option to subscribe all or any of the U.S.$100,000,000 principal amount of the Optional Securities (the “Over-allotment Option”) solely to cover over-allotments. Such Over-allotment Option shall be exercisable at any time on or prior to 7 May 2007 upon the giving of written notice substantially in the form set out in Schedule 2 to this Agreement (the “Option Notice”) to the Issuer by Goldman Sachs International on behalf of the Joint Lead Managers. Such Option Notice shall be irrevocable and set forth the aggregate principal amount of the Optional Securities as to which the option is being exercised. The Issuer agrees to issue and the Joint Lead

Managers severally, but not jointly, agree to subscribe, or procure subscribers for, and satisfy the consideration for the Optional Securities in the manner described in Clause 1.1 above on the Closing Date.

1.3
The Securities: The Issuer will, not later than the Closing Date, enter into (and provide the Joint Lead Managers on behalf of the Managers with a copy of) (1) the Trust Deed and (2) a paying and conversion agency agreement (the “Agency Agreement”) with The Bank of New York, the Trustee and the other agents referred to in it.

1.4
Conditions: The terms and conditions of the Securities (the “Conditions”) will be in the agreed form with such amendments (if any) as may be agreed in writing between the Issuer and the Joint Lead Managers on behalf of the Managers.

1.5
Agreement Among Managers: By signing this Agreement, the Managers agree to be bound inter se by the terms of the International Capital Market Association Agreement Among Managers (Version 2) save that the sole stabilising manager shall be Goldman Sachs International.

2	Listing

The Issuer confirms that it has caused to be made applications for the Securities to be admitted to the Official List and to be admitted to trading on the London Stock Exchange plc’s Professional Securities Market (the “PSM”). In connection with such applications the Issuer agrees:

2.1
to furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect both such admissions; and

2.2
to use its best endeavours to maintain both such admissions so long as any of the Securities are outstanding (as defined in the Trust Deed) provided that if at any time the Issuer shall determine that it can no longer reasonably comply with the requirements for such admissions of the Securities and if maintenance of such admissions becomes impracticable or unduly onerous, it will use its best endeavours to obtain and thereafter to maintain a listing, trading and/or quotation of the Securities on such other major stock exchange, listing authority, and/or quotation system in a leading financial centre as the Joint Lead Managers may reasonably request and as the Trustee may approve.

3	Distribution and Announcements

3.1
Offering Circular: The Issuer undertakes to prepare an offering circular to be dated no later than 3 May 2007 in substantially the same form as the draft offering circular in the agreed form (the “Draft Offering Circular”) save for such changes as may be agreed between the Issuer and the Joint Lead Managers or which may be required by the UK Listing Authority or otherwise to comply with applicable law or regulation (the “Offering Circular”). The Issuer authorises the Managers to distribute copies of the Offering Circular in connection with the offering and sale of the Securities (the “Offering”), subject to, and in accordance with, the terms of Clause 10.

3.2	Publicity: The Issuer confirms the arrangements made on its behalf by the Joint Lead Managers for announcements in respect of the Securities to be published on such dates and in such newspapers or other publications as it may agree with the Joint Lead Managers.

4	Commission

4.1
Amount of Commission: In consideration for the services provided by the Managers in respect of the issue of the Securities and the Offering, the Issuer shall pay (a) on the Closing Date, a combined management and underwriting commission of 1.0 per cent. of the aggregate principal amount of the Securities issued on such date (the “Commission”) payable to the Managers in proportion to their respective underwriting commitments, and (b) not later than 35 days after the Closing Date, a performance-related fee for further management, underwriting and sales services in respect of the issue of the Securities (the “Discretionary Fee”) of up to 0.5 per cent. of the aggregate principal amount of the Securities, payable at the discretion of the Issuer to the Joint Lead Managers only (or any of them).

4.2
Payment of Commission: The Issuer shall pay the amount of the Commission referred to in Clause 4.1 on the Closing Date in U.S. dollars in immediately available funds to such account as shall be notified by the Joint Lead Managers to the Issuer.

4.3
Determination of Discretionary Fee: The Issuer shall determine not more than 35 days after the Closing Date whether, and the extent to which, the Discretionary Fee referred to in Clause 4.1(b) is payable and shall give notice to the Joint Lead Managers of such determination. Upon such determination, the Issuer shall pay the relevant amount (if any) in U.S. dollars in immediately available funds to such account as shall be notified by the Joint Lead Managers to the Issuer.

5	Closing

5.1	Subject as provided herein, including Clause 9, completion of the transactions contemplated by Clauses 5.2 and 5.3 shall take place by fax at or before 15.00 (London time) on the Closing Date.

5.2
On the Closing Date, the Issuer will issue the Firm Securities, and to the extent of the exercise of the Option, the Optional Securities, and deliver to, or to the order of, the Managers the temporary global bond (exchangeable in accordance with its terms for a permanent global bond) representing the Securities (the “Global Security”), duly executed and authenticated, in or substantially in the form set out in the Trust Deed to be held by or to the order of a common depositary (the “Common Depositary”) to Euroclear Bank S.A./N.V. (“Euroclear”) and to Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

5.3
Against the delivery of the Global Security, the Joint Lead Managers shall, severally and not jointly, on behalf of the Managers cause the relevant Jersey Preference Shares which are deliverable in respect of the Firm Securities, and, as the case may be the Optional Securities, to be so delivered in accordance with Clause 1.1.

5.4
The Closing Date may be postponed to such other business day as the Joint Lead Managers on behalf of the Managers may agree with the Issuer, whereupon all references herein to the Closing Date shall be construed as being to that later date.

5.5	The term “business day” as used in this Clause 5 shall mean any day (other than a Saturday or Sunday) on which commercial banks are open for business in London, New York, Brussels and Luxembourg.

6	Stabilisation and Over-allotment

6.1
In connection with the issue of the Securities, Goldman Sachs International or any agent of Goldman Sachs International (the “Stabilising Manager”) may, to the extent permitted by applicable laws and directions, over-allot or effect transactions with a view to supporting the market price of the Securities and/or the Shares at a level other than that which might otherwise prevail, but in so doing the Stabilising Manager shall act as principal and not as agent of the Issuer. The Stabilising Manager is, however, not obliged to do this. Such stabilising, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Such stabilising shall be conducted in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilising shall be for the account of the Joint Lead Managers as agreed between them in an agreement among Managers which is expected to be dated the date hereof. Any such loss or profit will not be for the account of Deutsche Bank AG or The Royal Bank of Scotland plc. The Managers acknowledge that the Issuer has not authorised the creation and issue of Securities, in excess of U.S.$1,000,000,000 in aggregate principal amount of the Firm Securities and more than U.S.$100,000,000 in aggregate principal amount of Optional Securities.

6.2
Each Manager severally represents, warrants and agrees that, prior to being notified by the Joint Lead Managers that the Securities are free to trade, it has not offered or sold and will not offer or sell (directly or indirectly through its Subsidiaries or affiliates as each is defined in the Terms and Conditions of the Securities) any Securities at a price other than the Issue Price.

7	Representations and Warranties of the Issuer

As a condition of the agreement by the Managers to procure subscribers for, failing which to subscribe the Securities and in consideration thereof, the Issuer represents and warrants and undertakes to the Managers and each of them that:

7.1
Incorporation: the Issuer is duly incorporated and validly existing under the laws of England, with full power and authority to own its assets and conduct its business as presently owned and/or so conducted, and it is lawfully qualified to do business in those jurisdictions in which business is conducted by it. Each subsidiary of the Issuer is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, with full power and authority to conduct its business and own its assets as presently owned and/or so conducted, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it, save in each case as would not be material in the context of the issue of the Securities or the Offering.

7.2
Authorisation: the creation of the Securities, their Offering as contemplated by this Agreement, the execution, authentication (where appropriate) and issue or delivery by the Issuer of this Agreement, the Trust Deed, the Agency Agreement, the Share Subscription Agreement, the Securities and the coupons appertaining thereto (the “Coupons”) and the performance of the obligations to be assumed thereunder by the Issuer have been duly authorised by all corporate or other action required by the Issuer and the laws of England or otherwise.

7.3
Compliance: the creation of the Securities and their Offering on the terms and conditions set out in this Agreement and the issue, execution, authentication (where appropriate) and delivery of, and the compliance by the Issuer with the terms of, the Securities, the Coupons, this Agreement, the Share Subscription Agreement, the Trust Deed and the Agency Agreement:

7.3.1
do not, and as of their date will not, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association of the Issuer or any existing law, rule or regulation applying to or affecting the Issuer, any of its Subsidiaries or any of its or their property or any judgment, order or decree of any government, governmental body or court having jurisdiction over the same; and

7.3.2
do not, and as of their date will not, infringe the terms of, or constitute a default under, any trust deed, agreement  or other instrument or obligation to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries or any part of its or their undertaking, assets, property or revenues is bound, save in each case as would not be material in the context of the issue of the Securities or the Offering.

7.4
Validity: this Agreement and the Share Subscription Agreement constitute, and the Trust Deed, the Agency Agreement, the Securities and the Coupons when executed, authenticated (where appropriate) and delivered as herein contemplated, whether in facsimile or otherwise, will constitute, valid, legally binding and (save for laws of general application relating to creditors’ rights) enforceable obligations of the Issuer, and the claims of the holders of the Securities will rank pari passu with the claims of all other unsecured and unsubordinated creditors of the Issuer.

7.5
Event of Default: there exists no Event of Default (as defined in Condition 9 of the Conditions) and no condition, event or act which with the giving of notice and/or the lapse of time and/or the satisfaction of any other condition would (if the Securities were in issue at the date hereof) constitute an Event of Default and the Issuer is not in breach or default under any agreement or deed or other instrument to which it is a party or which is binding on it or any of its assets to an extent or in a manner which is material in the context of the Securities.

7.6	Capitalisation

7.6.1	the Issuer has a duly authorised and issued share capital as per the descriptions thereof contained in the Draft Offering Circular;

7.6.2	none of the Shares to be issued or delivered on conversion of the Securities will be issued or delivered in violation of the pre-emptive rights of any holder of Shares;

7.6.3
the Issuer has available for issue and authority to allot sufficient authorised but unissued Shares to enable the conversion rights attaching to the Securities, and all other rights of subscription and exchange for and conversion into Shares to be satisfied at the current conversion prices, exchange prices, subscription prices or exercise prices;

7.6.4
the Issuer will use its reasonable endeavours to ensure that the Shares to be issued and/or delivered upon conversion of the Securities, will be fully-paid and will be listed on the Official List and admitted to trading on the Regulated Market;

7.6.5
the Shares to be issued and/or delivered upon conversion of the Securities will rank as provided in condition 5(i) and the Shares will conform to the respective descriptions thereof contained in the Draft Offering Circular; and

7.6.6
between the date hereof and the Closing Date (both dates inclusive), the Issuer will not do any act or thing which would result in an adjustment to the Conversion Price (as defined in the Conditions) of the Securities were the Securities to have been issued at such time.

7.7
Consents: no action or thing is required to be taken, fulfilled or done by the Issuer  (including without limitation the obtaining of any consent or licence or the making of any filing or registration) for the issue of the Securities or the Shares to be issued upon conversion of the Securities, the carrying out of the other transactions contemplated by the Contracts or the compliance by the Issuer with the terms of the Securities and the Contracts as the case may be other than (i) any action or thing which has been, or will on or prior to the Closing Date be, taken, fulfilled or done and (in the case of any consent, licence, filing or registration) which is, or will on the Closing Date be, in full force and effect or (ii) any action or thing which the terms of the Securities and/or the Contracts, as the case may be, provide or contemplate will be taken, fulfilled or done after the Closing Date.

7.8
Draft Offering Circular: (a) the Draft Offering Circular contains all information with respect to the Issuer and its Subsidiaries, the Securities and the Shares which is material in the context of the issue and the Offering of the Securities, including all information required by applicable laws and all such information, which, according to the particular nature of the Issuer and of the Securities, and the Shares, investors and their professional advisers would reasonably require and reasonably expect to find there for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Issuer and the rights attaching to the Securities and the Shares; (b) such information is true and accurate in all material respects and is not misleading; (c) the opinions and intentions expressed therein are honestly held and made and have been made after due and careful consideration and are based on reasonable assumptions; (d) there are no other facts the omission of which would make the Draft Offering Circular as a whole or any such information or the expression of any such opinions or intentions misleading; and (e) the Issuer has made all reasonable enquiries to ascertain all facts which are material for the purposes aforesaid.

7.9
Offering Circular: at the date of the Offering Circular: (a) the Offering Circular will contain all information with respect to the Issuer and its Subsidiaries, the Securities and the Shares which is material in the context of the issue and the Offering of the Securities, including all information required by applicable laws and all such information, which, according to the particular nature of the Issuer and of the Securities, and the Shares, investors and their professional advisers would reasonably require and reasonably expect to find there for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Issuer and the rights attaching to the Securities and the Shares; (b) such information will be true and accurate in all material respects and will not be misleading; (c) the opinions and intentions expressed therein will be honestly held and made and will have been made after due and careful consideration and will be based on reasonable assumptions; (d) there will be no other facts the omission of which would make the Offering Circular as a whole or any such information or the expression of any such opinions or intentions misleading; and (e) the Issuer will have made all reasonable enquiries to ascertain all facts which are material for the purposes aforesaid.

7.10
Financial Statements of the Issuer: save as disclosed in the Draft Offering Circular, (a) the audited consolidated financial statements of the Issuer and its consolidated subsidiaries taken as a whole (the “Consolidated Group”) as at and for the two years ended 31 December 2006 were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), consistently applied except as disclosed therein and present fairly in all material respects, the financial position of the Issuer and of the Consolidated Group as at the dates, and the results of operations and cashflows of the Issuer and of the Consolidated Group for the periods, in respect of which they have been prepared; (b) the unaudited interim consolidated financial statements of the Consolidated Group for the three month period ended 31 March 2007 were prepared in accordance with U.S. GAAP consistently applied except as disclosed therein and fairly present in all material respects the financial position of the Issuer and of the Consolidated Group as at the dates, and the results of operations and cashflows of the Issuer and of the Consolidated Group for the periods, in respect of which they have been prepared; and (c) since 31 December 2006, there has been no adverse change, and no development involving a prospective adverse change, in the financial condition, business or results of operation or prospects of the Issuer or of the Consolidated Group, whether or not arising in the ordinary course of business which could reasonably be expected to have a material adverse effect on the Issuer or the Consolidated Group, respectively.

7.11
Non-Public Facts or Circumstances: neither the Issuer nor any of its directors or officers is aware of any non-public fact or circumstance that, if made public, would be likely to have a significant effect upon the price of the Securities or the Shares or upon the Issuer or the Group. The Issuer is in compliance with the listing rules of the UK Listing Authority and the London Stock Exchange (including but not limited to continuous disclosure obligations).

7.12
Litigation: save as disclosed in the Draft Offering Circular, neither the Issuer nor any of its Subsidiaries is involved in any litigation, arbitration or other proceedings relating to claims which either individually or in aggregate are, or could reasonably be expected to be, materially adverse to the condition (financial or otherwise), prospects or results of operations or general affairs of the Issuer or the Consolidated Group and/or material in the context of the issue of the Securities, nor, to the best of the Issuer’s knowledge, is any such litigation, arbitration or other proceeding pending or threatened.

7.13
Environment: save as disclosed in the Draft Offering Circular, neither the Issuer nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or processes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or processes (collectively, “environmental laws”), to the best of the Issuer’s knowledge (after due and careful enquiry), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Issuer or the Consolidated Group as a whole.

7.14	Intellectual Property: save as disclosed in the Draft Offering Circular or which is otherwise not material in the context of the issue of the Securities and the Offering, so far as the Issuer's Relevant Employees are aware: (i) the Issuer and each of its Subsidiaries owns or possesses adequate rights to use its trademarks, trade names, patents, service mark registrations, technology, know-how, copyrights, confidential information and other intellectual property necessary for the conduct of its business with respect to marketed products; and (ii) neither the Issuer nor any of its Subsidiaries has received any written notice of any claim that it is infringing any such rights of others. For the purposes of this Clause 7.14 the Issuer's "Relevant Employees" are those of its officers and employees who in connection with the Offering have participated in due diligence calls with the Joint Lead Managers on or before the date of this Agreement.

7.15
No Stabilisation: none of the Issuer nor any of its Subsidiaries, nor any person acting on behalf of the Issuer or any such Subsidiary (other than the Stabilising Manager as to whom the Issuer does not make any representation) has taken, or will from the date thereof up to and including the date falling 30 days after the Closing Date take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilisation in violation of applicable laws or manipulation of the price of the Securities or any security to facilitate the sale or resale of the Securities, provided for the avoidance of doubt that this restriction shall not prohibit any broker acting on behalf of the Issuer's Employee Share Option Trust from purchasing Shares in accordance with the rules, and subject to the limits, of such trust's share buy-back programme.

7.16
Directed Selling Efforts: neither the Issuer, nor any affiliate (as defined in Rule 405 under the United States Securities Act of 1933, as amended (the “Securities Act”)) of the Issuer, nor any person acting on behalf of the Issuer or any such affiliate (save for the Managers as to whom the Issuer does not make any representation) has engaged or will engage in any directed selling efforts with respect to the Securities or the Shares within the meaning of Regulation S (“Regulation S”) under the Securities Act in respect of the Securities and they have complied and will comply with all of the offering restrictions’ requirements of Regulation S.

7.17	Foreign Issuer: the Issuer is a “foreign issuer” (as such term is defined in Regulation S).

7.18
Taxation of Payments: as at the date hereof, and provided that the Securities are upon their issue and remain at all times listed on the Official List and admitted to trading on the PSM, all payments of principal and interest in respect of the Securities and all payments by the Issuer under the Trust Deed and the Agency Agreement, may be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed in the United Kingdom or any political subdivision or authority thereof or therein having power to tax.

7.19
Stamp and Document Taxes: no stamp or other issuance or transfer taxes or duties are payable in the United Kingdom, Luxembourg and Belgium or, in each case, any political subdivision thereof or to any taxing authority thereof or therein in connection with (i) the execution, sale and delivery by the Issuer of the Securities (whether in definitive or global form) for the account of the Managers in the manner contemplated in this Agreement, (ii) the conversion of Securities into Shares, and the delivery thereof to holders of Securities, in each case, in accordance with the terms of the Securities or (iii) the execution or delivery of this Agreement, the Trust Deed, the Share Subscription Agreement and the Agency Agreement, the Global Securities or the performance by the Issuer of its obligations hereunder and thereunder save for any United Kingdom stamp duty or stamp duty reserve tax in connection with the issue of Shares that may be payable under sections 67, 70, 93 or 96 of the Finance Act 1986.

7.20
NR Financial Statements: to the best of its knowledge and belief (having made such due and careful enquiry as is reasonable in the circumstances), the NR Audited Financial Statements were prepared in accordance with the requirements of U.S. law and with U.S. GAAP, consistently applied, and present fairly in all material respects (material being in the context of the Consolidated Group) the financial position of New River Pharmaceuticals Inc. (“NR”) and of NR and its subsidiaries taken as a whole (the "NR Group") as at the dates, and of the results of operations and cashflows of the NR Group for the periods, in respect of which they have been prepared. As used herein, “NR Audited Financial Statements” means the audited consolidated financial statements of NR for the fiscal years ended 31 December 2006 and 1 January 2006 incorporated by reference in the Draft Offering Circular and which will be incorporated by reference in the Offering Circular.

7.21
No Material Adverse Change of NR since the NR Accounts Date: since 31 December 2006, to the best of its knowledge and belief (having made such due and careful enquiry as is reasonable in the circumstances), there has been no change (nor any development or event involving a prospective change) which would have a material adverse effect in the context of the Consolidated Group on the condition (financial or other), business, properties, prospects, results of operations, profitability or general affairs of NR or of the NR Group, whether or not arising in the ordinary course of business.

7.22
Pro Forma Accounts: the unaudited pro forma financial information of the Issuer incorporated by reference in the Draft Offering Circular and to be incorporated by reference in the Offering Circular has been prepared to illustrate the effect on the consolidated net assets of the Issuer as if the acquisition of NR as referred to in the Draft Offering Circular (the “NR Acquisition”) had occurred at 31 December 2006. Such pro forma financial information has been properly compiled on the basis stated therein and such basis is consistent with the accounting policies of the Issuer.

7.23
Information in Respect of NR: to the best of its knowledge and belief (having made such due and careful enquiry as is reasonable in the circumstances), the Issuer is not aware of any non-public fact or circumstance relating to the NR Acquisition, NR or the NR Group that, if made public would be material in the context of the issue and offering of the Bonds or which would otherwise be necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company (both before and after completion of the NR Acquisition).

8	Covenants of the Issuer

The Issuer covenants to and agrees with the Joint Lead Managers on behalf of the Managers that:

8.1
Expenses: it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer’s legal advisers; (ii) the fees, disbursements and expenses of the Issuer’s accountants; (iii) all expenses of the Issuer in connection with the listing of the Securities (including, without limitation, any advertisements required in connection therewith); (iv) the cost of the preparation and delivery of the Securities in temporary and definitive forms, the preparation and printing of the Offering Circular and any amendments and supplements thereto and the mailing and delivery of copies thereof to the Managers; (v) the cost of printing or reproducing this Agreement, the Share Subscription Agreement, the Trust Deed, the Agency Agreement and any other documents prepared in connection with the offering, issue and initial delivery of the Securities; (vi) the fees and expenses of the Trustee in connection with the preparation and execution of the Trust Deed and the Agency Agreement and the issue of the Securities and compliance with the Terms and Conditions of the Securities (including, without limitation, the fees and expenses of the Trustee’s legal advisers) and; (vii) the fees and expenses of the Paying and Conversion Agents in connection with the preparation and execution of the Paying and Conversion Agency Agreement and the issue, exchange and listing of the Securities; in addition the Issuer shall reimburse Goldman Sachs International for legal fees, disbursements and expenses incurred in connection with the transaction during 2006, and the Joint Lead Managers for the fees, disbursements and expenses of their legal advisers incurred in connection with the transaction in 2007 in an amount not exceeding U.S.$200,000;

8.2
Stamp Taxes: the Issuer will pay any stamp duty, stamp duty reserve tax, issue, registration, documentary or other similar taxes and duties, including interest and penalties arising in respect thereof, payable in the United Kingdom, Belgium and Luxembourg on or in connection with the creation, issue and initial delivery of the Securities in accordance with the Trust Deed and Agency Agreement or the execution or delivery of such Agreements or this Agreement;

8.3
Value Added Tax: sums payable under this Agreement are (unless expressly stated otherwise) exclusive of amounts in respect of any applicable value added tax, which amounts shall be payable in addition to the sums stated to be payable under this Agreement on presentation of an appropriate value added tax invoice;

8.4
Warranties: it will notify the Managers promptly of the occurrence at any time prior to satisfaction of the consideration being made for the Securities on the Closing Date of any event which renders or may render untrue or incorrect any of the representations and warranties in Clause 7 by reference to the facts and circumstances pertaining at such time and take such steps as may be reasonably requested by the Joint Lead Managers to remedy and/or publicise the same;

8.5
Delivery of Offering Circular: the Issuer will prepare and deliver to the Joint Lead Managers on behalf of the Managers, subject to the UK Listing Authority having agreed to list the Securities and the London Stock Exchange having agreed to admit the Securities to trading, on or before 4 May 2007, three copies of the Offering Circular, signed by an authorised officer of the Issuer. The Issuer will deliver to each Manager, without charge, from time to time as requested, such number of copies of the Offering Circular and any amendment or supplement thereto prepared pursuant to Clause 8.6 as each Manager may reasonably request;

8.6
Supplemental Offering Circular: the Issuer will advise the Managers promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplementation without the Managers’ consent (such consent not to be unreasonably withheld or delayed). If at any time prior to completion of the distribution of the Securities or the payment of the subscription monies for the Securities on the Closing Date, any event shall have occurred as a result of which the Offering Circular, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made when such Offering Circular is delivered, not misleading in any respect or if for any other reason it shall be necessary to amend or supplement the Offering Circular, the Issuer will promptly notify the Managers and, upon request from the

Managers, will prepare and furnish without charge to the Managers as many copies as each Manager may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission;

8.7
Public Announcements: between the date hereof and the Closing Date, none of the Issuer nor any of its affiliates will without the prior consent of the Joint Lead Managers (such approval not to be unreasonably withheld or delayed) issue any public announcement which would be material in the context of the issue and offering of the Securities, provided that nothing herein shall prevent the Issuer (or any such affiliate) from complying with any applicable laws or regulations; and

8.8
Directed Selling: neither the Issuer, nor any affiliate of the Issuer, nor any person acting on behalf of the Issuer or any such affiliate (save for the Managers as to whom the Issuer does not so covenant or agree) will engage in any directed selling efforts with respect to the Securities and the Shares within the meaning of Regulation S.

9	Conditions Precedent

The several obligations of the Managers hereunder shall be subject to the condition that the Issuer shall have performed all of its obligations hereunder to be performed prior to the Closing Date, and to the following additional conditions:

9.1
Material Adverse Change: there not having been between the signing of this Agreement and the Closing Date any loss or interference with the Issuer’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, or any change in the shareholders’ funds or long-term debt of the Issuer, its Subsidiaries or the Group or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Issuer or the Group, the effect of which is, in the judgment of the Joint Lead Managers, so material and adverse as to make it impracticable or inadvisable for the Issuer to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement;

9.2
Compliance: there not having been any change, or any development or event reasonably likely to involve a prospective change, which would render or be capable of rendering untrue and incorrect any of the representations and warranties contained in Clause 7 on the Closing Date as though they had been made and given on each such date by reference to the facts and circumstances then pertaining;

9.3
Certificate: there having been delivered to the Joint Lead Managers a certificate, dated the Closing Date, signed by a duly authorised officer of the Issuer as to the matters set out in Clause 9.2 above and to the effect that on or prior to the Closing Date the Issuer has performed all of its obligations under this Agreement to be performed on or prior to such date;

9.4
Listing: the Securities having been duly admitted to listing by the UK Listing Authority and duly admitted to trading on the Exchange, subject only to the issue of the Global Security or the Joint Lead Managers being satisfied that such listing and trading will be granted shortly after the Closing Date;

9.5	Contracts: the Trust Deed and the Agency Agreement having been executed and delivered by the respective parties thereto on or prior to the Closing Date;

9.6
Legal opinions: (i) Linklaters LLP, English legal advisers to the Managers and the Trustee, having furnished to the Managers and the Trustee their written opinion dated the Closing Date in a form satisfactory to the Joint Lead Managers, (ii) Davis Polk & Wardwell, U.S. legal advisers to the Issuer, having furnished to the Managers and the Trustee their written “no-registration” opinion dated the Closing Date in a form satisfactory to the Joint Lead Managers;

9.7
Offering Circular: the Issuer having prepared, published and delivered to the Managers on or before the date falling two business days prior to the Closing Date the Offering Circular, in form and substance satisfactory to the Joint Lead Managers; and

9.8
Auditors’ Letters: on the date of this Agreement, the date of the Offering Circular and on the Closing Date, there having been delivered to the Managers letters, in form and substance satisfactory to the Joint Lead Managers on behalf of the Managers, dated the date of this Agreement, the date of the Offering Circular and the Closing Date, respectively, and addressed to the Managers, from Deloitte & Touche LLP, the auditors of the Issuer.

If any of the foregoing conditions is not satisfied this Agreement shall (subject as mentioned below) thereupon terminate and the parties hereto shall (subject to the provisions of Clause 12.3) be, to such extent, released and discharged from their respective obligations hereunder, provided that the Joint Lead Managers on behalf of the Managers may waive compliance with any one or more provisions of this Clause 9 other than the execution of the Trust Deed and the Agency Agreement.

10	Confirmations and Undertakings of the Managers

Each of the Managers severally undertakes to and with the Issuer and the other Managers that the Securities subscribed by it pursuant to this Agreement have only been and will only be offered or subscribed on the following terms:

10.1	United States

10.1.1
Each Manager acknowledges that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act and each Manager represents and agrees: that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities or the Shares, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. It agrees that, at or prior to confirmation of sale of Securities it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act”.

Terms used in this paragraph have the meanings given to them by Regulation S.

10.1.2
Each Manager represents and agrees that, except to the extent permitted under U.S. Treas. Reg. §1.163-5(c)(2)(i)(D) (the “D Rules”), (1) it has not offered or sold, and during the restricted period will not offer or sell, Securities to a person who is within the United States or its possessions or to a United States person, (2) it has not delivered and will not deliver within the United States or its possessions  Securities that are sold during the restricted period, (3) it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees and agents who are directly engaged in selling Securities are aware that Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, (4) if it is a United States person it is acquiring the Securities for purposes of resale in connection with their original issuance and if it retains Securities for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. §1.163-5(c)(2)(i)(D)(6), (5) with respect to each affiliate that acquires from it Securities in bearer form for the purpose of offering or selling such Securities during the restricted period, each Manager either (a) repeats and confirms the representations and agreements contained in Clauses (1), (2), (3) and (4) above on the affiliate’s behalf or (b) agrees that it will obtain from such affiliate for the Issuer’s benefit the representations and agreements contained in Clauses (1), (2), (3) and (4) above, and (6) it will obtain for the Issuer’s benefit the representations and agreements contained in Clauses (1), (2), (3), (4) and (5) above from any person other than an affiliate with whom it enters into a written contract, as defined in U.S Treas, Reg. § 1.163. 5(c)(2)(i)(D)(4) for the offer or sale of Securities during the restricted period.

Terms used in sub-section 10.1.2 have the meanings given to them by the U.S. Internal Revenue Code of 1986, as amended, and regulations thereunder, including the D Rules.

10.2	United Kingdom

10.2.1
Each Manager has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

10.2.2
Each Manager has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

10.3	Jersey

Each Manager agrees that it will not circulate in Jersey any offer for subscription, sale or exchange of the Securities without either the prior consent of the Jersey Financial Services Commission or pursuant to an exemption from the requirement to obtain such consent.

10.4	Republic of Italy

Each Manager agrees that it will not make an offer of the Securities to the public in the Republic of Italy (“Italy”) other than:

(a)
to professional investors (investitori qualificati), as defined pursuant to Article 100, paragraph 1(a), of Legislative Decree No 58, 24 February 1998 (the “Financial Services Act”) as amended and restated from time to time; or

(b)
in any other circumstances provided under Article 100 paragraph 1 of the Financial Services Act and under Article 33, paragraph 1, of CONSOB Regulation No. 11971 of 14 May 1999, as amended, where exemptions from the requirement to publish a prospectus pursuant to Article 94 of the Financial Services Act are provided.

Moreover, and subject to the foregoing, each the Manager acknowledges that any offer, sale or delivery of the Securities or distribution of copies of the Offering Circular or any other document relating to the Securities in Italy under (a) or (b) above must be:

(i)
made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”), CONSOB Regulation No. 11522, 1 July 1998, all as amended; and

(ii)	in compliance with the so-called subsequent notification to the Bank of Italy, pursuant to Article 129 of the Banking Act, as applicable;

(iii)	in compliance with Article 100-bis of the Financial Services Act (if applicable); and

(iv)	in compliance with any other applicable laws and regulations including any relevant limitations which may be imposed by CONSOB.

10.5
Each Manager acknowledges that no action has been or will be taken by the Issuer or such Manager that would permit a public offering of the Securities or possession or distribution of the Offering Circular or other offering material relating to the Securities in any country or jurisdiction where action for that purpose is required. Accordingly, such Manager will observe, to the best of its knowledge and belief, all applicable laws and regulations in each jurisdiction in or from which it may offer or sell Securities or have in its possession or distribute the Offering Circular or other offering material relating to the Securities and any offer, sale, delivery or distribution of the Securities, the Offering Circular or other offering material relating to the Securities by it will be made on the same terms as above.

10.6
Without prejudice to the provisions of paragraphs 10.1 to 10.5 above, neither the Issuer nor any of the other Managers shall have any responsibility for, and each Manager will obtain any consent, approval or permission required by it for the subscription, offer or sale by such Manager of the Securities under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any subscription, offer or sale.

11	Indemnification

11.1
The agreement of the Managers to subscribe for the Securities is entered into on the basis of the representations and warranties and agreements of the Issuer contained in this Agreement and the Issuer undertakes with the Managers and each of them that if any Manager or any of its respective directors and officers and each United States person (if any) who controls such Manager for the purpose of Section 15 of the Securities Act (each a “relevant party”) incurs any losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands (each a “loss”) as a result of or arising out of, or in relation to, any misrepresentation or alleged misrepresentation or any breach or alleged breach of any of the aforesaid representations, warranties or agreements of the Issuer (including as a result of any failure to be able to repeat such representations and warranties on the date of the Offering Circular and on the Closing Date by reference to the facts and circumstances then pertaining as contemplated by Clause 9.2) or in connection with any untrue statement or alleged untrue statement contained in the Offering Circular or the term sheet in the agreed form relating to the Securities or any omission or alleged omission to state therein a material fact, necessary to make the statement therein not misleading, the Issuer shall pay to that Manager promptly an amount equal to such loss. No Manager shall have any duty or obligation, whether as fiduciary or trustee of any relevant party or otherwise, to recover any such payment or to account for any other person for any amounts paid to it under this section.

If any action, proceeding, claim or demand shall be brought or asserted against a relevant party in respect of which the Issuer is or may be liable to make payment as herein provided, the relevant Manager shall promptly notify the Issuer in writing and the Issuer shall have the option to assume the defence thereof, including the employment of legal advisers approved by the relevant Manager, subject to the payment by the Issuer of all fees and expenses relating thereto and provided that such legal advisers shall not, save with the consent of the relevant Manager, also be legal advisers to the Issuer; provided that if the defendants in any such action, proceeding, claim or demand include the Issuer and the Managers or any of them, and the Joint Lead Managers on behalf of the Managers or the relevant Manager shall have reasonably concluded that there may be legal defences available to all the Managers or the relevant Manager shall have concluded that there may be legal defences available to the relevant party which are different from or additional to those available to the Issuer, and in the event that the Issuer is prevented from assuming such different or additional legal defences on behalf of the Managers or the relevant party, the Joint Lead Managers on behalf of the Managers or the relevant Manager, as the case may be, shall have the right, at the expense of the Issuer, to select separate legal advisers to assume such legal defences and otherwise to participate in the defence of such action, proceeding, claim or demand on behalf of the Joint Lead Managers on behalf of the Managers or of the relevant Manager, as the case may be.

11.2
Upon receipt of notice from the Issuer of its election so to assume the defence of any such action, proceeding, claim or demand and approval by the relevant Manager as aforesaid of legal advisers, the Issuer will not be liable to any relevant party under this Clause 11 for any fees or expenses subsequently incurred by such relevant party in connection with the defence thereof unless:

11.2.1	the relevant Manager shall have employed legal advisers in connection with the assumption of legal defences in accordance with the proviso to Clause 11.1 above; or

11.2.2
the Issuer shall not have employed legal advisers approved by or on behalf of the relevant Manager to represent such relevant party within a reasonable time after notice of commencement of the action or proceedings or the making of any claim or demand; or

11.2.3	the Issuer has authorised the employment of separate legal advisers by the Managers or any of them,

in which case it will reimburse the relevant Manager all such fees and expenses.

11.3
The Issuer and the Managers, as the case may be, undertake not to compromise or settle any such action, proceeding, claim or demand without the consent of the relevant Manager or the Issuer, as the case may be. If any such action, proceeding, claim or demand shall be settled with the consent of the Issuer or the relevant Manager, as the case may be, or if there be a final judgment for the plaintiff in relation thereto, the Issuer agrees to pay on demand to the relevant Manager an amount equal to any losses incurred by reason of such settlement or judgment (other than any fees and expenses incurred in circumstances where the Issuer is not to be liable therefor under paragraph 11.2 above).

11.4
The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Manager or the Issuer and shall survive delivery of and satisfaction of the consideration for the Securities.

12	Termination and Failure of Underwriting

12.1	If, at any time prior to the time specified in Clause 5.1 on the Closing Date:

12.1.1
in the opinion of the Joint Lead Managers there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the London Stock Exchange ; (ii) a suspension or material limitation in trading in the Issuer’s securities on the London Stock Exchange; (iii) a general moratorium on commercial banking activities in New York or London declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Belgium or Luxembourg; (iv) a change or development involving a prospective change in taxation in the United Kingdom or the United States affecting the Issuer, the Shares or the Securities or the transfer thereof; (v) the outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls, if the effect of any such event in the judgment of the Joint Lead Managers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such time on the terms and in the manner contemplated in the Offering Circular or

12.1.2
any breach of the representations or warranties set forth in this Agreement, any failure by the Issuer to perform any of the agreements set forth in this Agreement or any change which would render the said representations or warranties inaccurate if they were to be repeated immediately thereafter comes to the notice of any of the Managers,

then the Joint Lead Managers on behalf of the Managers shall be entitled (but not bound) by notice to the Issuer to elect to treat such event, breach or failure as terminating this Agreement whereupon the parties shall to such extent be released from their respective obligations hereunder (other than the Issuer’s obligations pursuant to Clause 12.3).

12.2
(a) If any Manager shall default in its obligation to procure subscribers for, failing which to subscribe the Securities on the Closing Date, the Joint Lead Managers may in their discretion, but with the Issuer’s consent, arrange for the Joint Lead Managers or another party or other parties satisfactory to the Issuer to subscribe for or purchase such Securities on the terms contained herein and the Issuer may in its discretion procure another party or other parties satisfactory to the Joint Lead Managers to procure subscribers for, failing which to subscribe the Securities on the terms set out herein. In the event that the Joint Lead Managers or the Issuer shall notify the other within 36 hours that it has arranged, on the basis described above, for another party or parties to procure subscribers for, failing which to subscribe the Securities then the Issuer shall have the right to postpone the Closing Date for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Offering Circular or in any other documents or arrangements.  The term “Manager” as used in this Agreement shall include any person substituted under this Clause with like effect as if such person had originally been a party to this Agreement with respect to such Securities but nothing herein shall relieve a defaulting Manager from liability for its default.

(b) If, after giving effect to any arrangements for the subscription of the Securities of a defaulting Manager or Managers by the Joint Lead Managers and the Issuer as provided in (a) above, the aggregate number of such Securities which remain unsubscribed does not exceed one eleventh of the aggregate number of all of the Securities to be subscribed on the Closing Date, then the Issuer shall have the right to require each non-defaulting Manager to subscribe for the number of Securities which such Manager agreed to subscribe for hereunder on the Closing Date and, in addition, to require each non-defaulting Manager to subscribe for its pro rata share (based on the number of Securities which such Manager agreed to subscribe for hereunder) of the Securities of such defaulting Manager or Managers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Manager from liability for its default.

(c) If, after giving effect to any arrangements for the subscription or purchase of the Securities of a defaulting Manager or Managers by the Joint Lead Managers, the Issuer as provided in (a) above, the aggregate number of such Securities which remains unsubscribed exceeds one eleventh of the aggregate number of all of the Securities to be subscribed on the Closing Date, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Manager or the Issuer, (other than the Issuer’s obligations pursuant to Clause 12.3); but nothing herein shall relieve a defaulting Manager from liability for its default.

12.3
If this Agreement shall be terminated pursuant to Clauses 9 or 12, or if for any other reason the Securities are not delivered by or on behalf of the Issuer as provided herein, then notwithstanding any prior agreement between the Issuer and the Managers, the Issuer agrees, subject to and in accordance with Clause 8.1, to reimburse the Managers through the Joint Lead Managers for their out-of-pocket expenses, but the Issuer shall not then be under any further liability to any Manager except as provided in Clause 8.1 and Clause 11.1, which shall remain in full force and effect.

13	Lock Up

During the period beginning from the date hereof and continuing to the date 90 days after the Closing Date the Issuer shall not, without the prior written consent of the Joint Lead Managers, offer, pledge, sell, contract to sell or sell any option or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of or issue any Shares, including but not limited to any securities (including American Depositary Shares (“ADSs”)) that are convertible into or exchangeable for, or that represent the right to receive, Shares, or to enter into any swap or similar agreement that transfers, in whole or in part, the economic risk or benefit of ownership of Shares, whether any of the foregoing transactions is to be settled by delivery of Shares or other such securities, in cash or otherwise, or publicly to announce plans to do any of the foregoing, other than (i) the Securities or (ii) in connection with transactions which have already been publicly announced or (iii) pursuant to scrip dividend schemes or (iv) upon exercise of existing options or exchange rights in respect of Shares or ADSs or (v) pursuant to the grant of options, securities or other rights under any employees’ share or option or incentive scheme or (vi) the issue of ADSs in respect of existing Shares or the surrender of existing ADSs in return for the underlying Shares.

14	Notices

In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Manager made or given by the Managers jointly or by the Joint Lead Managers on their behalf.

Any notice hereunder to the Issuer shall be given to it at its address at Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP, United Kingdom, Attention: Group Treasurer (copy to Legal Department); fax + 44 (0) 12 5689 4713 by the Joint Lead Managers on behalf of the Managers, and any notice or document to be given or sent by the Issuer to the Managers shall be given or sent to the Joint Lead Managers on behalf of the Managers and addressed to the Managers, c/o Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, Attention: Dan Martin fax: + 44 (0) 20 7774 5137. All such notices shall be given by letter delivered in person, or sent by fax.

15	Successors and Assigns

This Agreement shall be binding upon, and enure solely to the benefit of, the Managers, the Issuer and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Manager shall be deemed a successor or assign by reason merely of such purchase.

16	Time of the Essence

Any date or period specified in this Agreement may be postponed or extended by mutual agreement among the parties, but as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

17	Governing Law

This Agreement shall be governed by and construed in accordance with English law.

18	Counterparts

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19	Headings

The descriptive headings of this Agreement are for convenience of reference only and shall not define or limit the provisions thereof. References in this Agreement to a document in the “agreed form” are references to such document in the form of copies signed for the purpose of identification by Linklaters LLP and Slaughter and May with such amendments only as may be agreed between the Issuer and the Joint Lead Managers on behalf of the Managers.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Managers and the Issuer.

20	Contracts (Rights of Third Parties) 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

Yours faithfully

SHIRE PLC

By:  PATRICK CLEMENTS

Accepted as of the date hereof at London, England:

ABN AMRO BANK N.V. and NM ROTHSCHILD & SONS LIMITED (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture)

By: JULIAN HALL

BARCLAYS BANK PLC

By: RICHARD JOHNSON

CITIGROUP GLOBAL MARKETS LIMITED

By: RUPERT MITCHELL

GOLDMAN SACHS INTERNATIONAL

By: SILJE EINERKJAER

MORGAN STANLEY & CO. INTERNATIONAL PLC

By: MANDY DE FILIPPO

DEUTSCHE BANK AG

THE ROYAL BANK OF SCOTLAND PLC

Each by its duly authorised attorney:

By: SILJE EINERKJAER

SCHEDULE 1
PART A: FIRM SECURITIES

Name		Underwriting Commitment
	% of Aggregate Amount of Firm Securities offered	Principal amount of Firm Securities US$	Corresponding number of Jersey Preference Shares
ABN AMRO Bank N.V. and NM Rothschild & Sons Limited (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture)	20%	200,000,000	20,000
Barclays Bank PLC	20%	200,000,000	20,000
Citigroup Global Markets Limited	20%	200,000,000	20,000
Goldman Sachs International	20%	200,000,000	20,000
Morgan Stanley & Co. International plc	3.75%	37,500,000	3,750
Deutsche Bank AG	3.75%	37,500,000	3,750
The Royal Bank of Scotland plc	12.50%	125,000,000	12,500
Total	100%	U.S.$1,000,000,000	100,000

SCHEDULE 1
PART B: OPTIONAL SECURITIES

Name	% of Aggregate Amount of Optional Securities	% of Aggregate Amount of Jersey Preference Shares (1)
ABN AMRO Bank N.V. and NM Rothschild & Sons Limited (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture)	23.88%	23.88%
Barclays Bank PLC	23.88%	23.88%
Citigroup Global Markets Limited	23.88%	23.88%
Goldman Sachs International	23.88%	23.88%
Morgan Stanley & Co. International plc	4.48%	4.48%
Total	100%	100%

(1)
The number of Jersey Preference Shares to be delivered as consideration for Optional Securities by each Joint Lead Manager shall be that number of Jersey Preference Shares calculated by dividing the principal amount of Optional Securities to be subscribed by such Joint Lead Manager, by U.S.$1,000,000.

SCHEDULE 2

Option Notice

[●] May 2007

Shire plc
Hampshire International Business Park
Chineham
Basingstoke
Hampshire RG24 8EP
United Kingdom

Shire plc
U.S$1,000,000,000 2.75 per cent. Convertible Bonds due 2014

The Joint Lead Managers hereby irrevocably exercise the over-allotment option contained in Clause 1.2 of the subscription agreement dated 2 May 2007 (the “Subscription Agreement”) in respect of U.S.$[●] principal amount of Optional Securities (as defined in the Subscription Agreement). The aggregate principal amount of the Securities will now be U.S.$[●].

Signed on behalf of:

ABN AMRO BANK N.V. and NM ROTHSCHILD & SONS LIMITED (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture)

By: .....................................

BARCLAYS BANK PLC

By: .....................................

CITIGROUP GLOBAL MARKETS LIMITED

By:

GOLDMAN SACHS INTERNATIONAL

By: .....................................

MORGAN STANLEY & CO. INTERNATIONAL PLC

By: .....................................